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                                                                    Exhibit 99.1

*LL&E-ROYALTY TRUST

LL&E ROYALTY TRUST ANNOUNCES UPDATES TO TRUST PROPERTIES

LL&E ROYALTY TRUST

JPMORGAN CHASE BANK, N.A. - TRUSTEE

                                      NEWS
                                     RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS (March 6, 2006) -- LL&E Royalty Trust (NYSE SYMBOL-LRT) announced today that it has received preliminary information from the working interest owner, Burlington Resources, regarding the working interest owner's anticipated escrow of funds from the South Pass 89 and Offshore Louisiana properties due to increased abandonment costs resulting from the damage caused by Hurricanes Katrina and Rita to production facilities for properties in which the Trust has an interest.

The Trust has interests in properties referred to in the Trust's periodic filings with the SEC as "Offshore Louisiana", "South Pass 89" and "Jay Field", as well as the "Fee Lands Royalties" described in the Trust's filings. As previously reported, Hurricanes Katrina and Rita affected the operational status of properties included in the Offshore Louisiana and South Pass 89 groups of properties.

As previously reported, the documents governing the Trust's interests provide that, under certain circumstances, the working interest owner may place all or a portion of the revenues that would otherwise be payable to the Trust in an escrow account, and, also as previously reported, the working interest owner has previously escrowed certain amounts relating to each of the properties in which the Trust has an interest.

As reported in the Trust's press release issued January 20, 2006, the working interest owner has previously informed the Trust that the various operators of properties in which the Trust has an interest have provided estimates of substantially increased anticipated repair and abandonment costs as a result of damage to production facilities caused by Hurricanes Katrina and Rita.

The working interest owner has now informed the Trust that it appears highly likely that the working interest owner will begin escrowing all amounts that would otherwise be distributed relating to the South Pass 89 and Offshore Louisiana properties for the foreseeable future. The working interest owner cautioned the Trustee that although the working interest owner has not yet made a determination to begin escrowing funds, based on the information available to the working interest owner at present, it appears highly likely that such a determination will be made in the near future.

The Trust anticipates that it will include additional detail, to the extent available, regarding these matters in its Annual Report on Form 10-K for the year ended December 31, 2005, or in a future press release, as appropriate.

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In addition to the matters discussed herein, the extent of future distributions, if any, from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations, such as oil and gas production levels, oil and gas prices, and the cost, timing and extent of capital expenditures.

FORWARD LOOKING STATEMENTS

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are "forward-looking statements" for purposes of these provisions. These forward-looking statements include matters relating to the intentions of the working interest owner with respect to the potential escrows described herein. An investment in Units issued by LL&E Royalty Trust is subject to the risks described in the Trust's Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and all of its other filings with the Securities and Exchange Commission. The Trust's annual, quarterly and other filed reports are available over the Internet at the SEC's web site at http://www.sec.gov.

CONTACT:   LL&E ROYALTY TRUST
           JPMORGAN CHASE BANK, N.A., AS TRUSTEE
           MIKE ULRICH
           (800) 852-1422
           WWW.BUSINESSWIRE.COM/CNN/LRT.HTM